Exhibit 23.2

Douglas W. Child, CPA
Marty D. Van Wagoner, CPA
J. Russ Bradshaw, CPA
William R. Denney, CPA
Russell E. Anderson, CPA
Scott L. Farnes

1284 W. Flint Meadow Dr. #D
Kaysville, Utah 84037
Telephone 801.927.1337
Facsimile 801.927.1344

5296 S. Commerce Dr. #300
Salt Lake City, Utah 84107
Telephone 801.281.4700
Facsimile 801.281.4701

Suite B, 4F
North Cape Commercial Bldg.
388 King’s Road
North Point, Hong Kong

www.cpaone.net

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Longwei Petroleum Investment Holding Limited

We hereby consent to the incorporation by reference of our report dated October 12, 2009, with respect to the financial statements of Longwei Petroleum Investment Holding Limited appearing in the Annual Report on Form 10-K of Longwei Petroleum Investment Holding Limited for the years ended June 30, 2009 and 2008, in the Registration Statement of Longwei Petroleum Investment Holding Limited on Form S-1/A to be filed on or about February 10, 2010.  We also consent to the use of our name and the references to us included in the Registration Statement.

/s/ Child, Van Wagoner & Bradshaw, PLLC
CHILD, VAN WAGONER & BRADSHAW, PLLC
Salt Lake City, Utah
February 10, 2010